

                                                               Exhibit 2.1




                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER









                             HMC MERGER CORPORATION
                               HOST MARRIOTT, L.P.
                                  [MERGER SUB]
                                  [PARTNERSHIP]







                             DATE: OCTOBER ___, 1998
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                                TABLE OF CONTENTS
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1. PLAN OF MERGER....................................................................................2

      1.1. The Merger................................................................................2
      1.2. Certificate of Merger; Effective Time.....................................................2
      1.3. Effects of Merger.........................................................................3
      1.4. Closing...................................................................................3
      1.5. Exchange and Conversion of Partnership Interests..........................................3
      1.6. No Fractional OP Units....................................................................5
      1.7. No Appraisal Rights.......................................................................5
      1.8. Approval of Limited Partners of the Partnership...........................................5

2. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP.................................................6

      2.1. Organization, Good Standing and Qualification.............................................6
      2.2. Power, Authority and Enforceability.......................................................6
      2.3. Capitalization............................................................................7
      2.4. Noncontravention..........................................................................7
      2.5. Litigation................................................................................7
      2.6. SEC Documents; Financial Statements.......................................................8
      2.7. No Material Adverse Changes...............................................................8
      2.8. Title to Properties; Encumbrances.........................................................9
      2.9. Compliance with Laws and Material Agreements..............................................9
      2.10. Environmental Compliance.................................................................9
      2.11. Voting Requirements......................................................................10
      2.12. Fairness Opinion.........................................................................10

3. REPRESENTATIONS AND WARRANTIES OF HOST REIT, THE OPERATING PARTNERSHIP AND MERGER SUB.............10

      3.1. Organization, Good Standing and Qualification.............................................10
      3.2. Power, Authority and Enforceability.......................................................11
      3.3. Capitalization; Notes.....................................................................12
      3.4. Noncontravention..........................................................................12
      3.5. Litigation................................................................................13
      3.6. SEC Documents; Financial Statements.......................................................13
      3.7. No Material Adverse Changes...............................................................14
      3.8. Compliance with Laws and Material Agreements..............................................14
      3.9. NYSE Listing of Common Shares.............................................................14

                                      -i-
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4. COVENANTS.........................................................................................15

      4.1. Conduct of Business by the Partnership....................................................15
      4.2. Reasonable Efforts; Further Assurances; Cooperation; Notification; Tax Treatment and
               Reporting.............................................................................15
      4.3. Limitation on Distributions by Host and Host REIT.........................................17

5. CONDITIONS TO CLOSING.............................................................................17

      5.1. Conditions to Each Party's Obligations....................................................17
      5.2. Conditions to Obligations of the Partnership..............................................18
      5.3. Conditions to Obligations of Host REIT, the Operating Partnership and Merger Sub..........19

6. TERMINATION, EXPENSES, AMENDMENT AND WAIVER.......................................................20

      6.1. Termination...............................................................................20
      6.2. Expenses..................................................................................20
      6.3. Amendment.................................................................................21
      6.4. Extension; Waiver.........................................................................21

7. RIGHT TO EXCHANGE OP UNITS WITH HOST REIT FOR COMMON SHARES.......................................21

      7.1. Right to Exchange OP Units for Common Shares..............................................21

8. RIGHT TO EXCHANGE OP UNITS WITH THE OPERATING PARTNERSHIP FOR NOTES; FAILURE TO MAKE COMMON
      SHARE ELECTION OR NOTE ELECTION................................................................22

      8.1. Right to Exchange OP Units for Notes......................................................22
      8.2. Failure to Make Common Shares Election or Note Election...................................23

9. MISCELLANEOUS.....................................................................................23

      9.1. Notices...................................................................................23
      9.2. Assignment and Binding Effect.............................................................24
      9.3. Governing Law.............................................................................24
      9.4. Severability..............................................................................24
      9.5. Further Assurances........................................................................25
      9.6. Exculpation...............................................................................25
      9.7. Counterparts..............................................................................25

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of October __, 1998 by and among HMC Merger Corporation, a Maryland corporation ("Host REIT"), Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership"), [MERGER SUB], a Delaware limited partnership and an indirect wholly owned subsidiary of the Operating Partnership and Host REIT ("Merger Sub"), and [PUBLIC LP], a [Delaware/Rhode Island] limited partnership (the "Partnership").

          WHEREAS, Host Marriott Corporation, a Delaware corporation ("Host"), has adopted a plan to restructure its business operations so that it will qualify as a real estate investment trust ("REIT") for federal income tax purposes; and

          WHEREAS, the Partnership is the owner of the full-service hotel[s] described on Schedule A attached hereto (the "Hotel[s]"); and
             ----------

          WHEREAS, as part of the restructuring and other transactions that Host determines in its discretion are necessary or desirable to permit or facilitate the qualification of Host REIT as a REIT for federal income tax purposes (the "REIT Conversion"), Host REIT will become the sole general partner of the Operating Partnership; and

          WHEREAS, as part of the REIT Conversion, the Operating Partnership through Merger Sub is proposing to acquire by merger (the "Mergers") eight public limited partnerships, including the Partnership; and

          WHEREAS, HMC Real Estate LLC, a Delaware limited liability company and the initial general partner of the Operating Partnership ("OPGP"), and _______________, a Delaware corporation and the sole general partner of the Partnership ("PGP"), have deemed it advisable for their respective limited partnerships and the partners thereof that, upon the terms and subject to the conditions contained herein, the Operating Partnership acquire the Partnership through a merger (the "Merger") of Merger Sub with and into the Partnership, with the partnership interests in the Partnership ("Partnership Interests"), including without limitation, the units of limited partnership interests therein (the "Partnership Units"), being exchanged for and converted into units of limited partnership interest in the Operating Partnership ("OP Units"), and the partners in Merger Sub becoming the sole partners in the Partnership; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger, regardless of form, be treated as a contribution by the current holders of Partnership Interests of such Partnership Interests to the Operating Partnership in exchange for OP Units, as provided for herein, under Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), with the Partnership continuing as an indirect wholly owned subsidiary of the Operating Partnership and Host REIT; and

          WHEREAS, upon the terms and subject to the conditions contained herein, the holders of OP Units received in the Merger will have the right to elect to tender such OP Units to Host REIT in exchange for shares of common stock, par value $.01 per share, of Host REIT ("Common Shares") or to tender such OP Units to the Operating Partnership in exchange for unsecured 6.56% Callable Notes due December 15, 2005 issued by the Operating Partnership ("Notes"); and

           WHEREAS, the Partnership has received a fairness opinion relating to the Merger.

           NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties, each intending to be legally bound hereby, agree as follows:

1.   PLAN OF MERGER

     1.1.  The Merger

           Upon the terms and subject to the conditions hereof, and in accordance with the provisions of [Section 7-13-68 of the Rhode Island Revised Uniform Limited Partnership Act (the "RIRULPA")/Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA")], Merger Sub shall be merged with and into the Partnership at the Effective Time (as defined below), with the holders of Partnership Interests receiving OP Units, as set forth in Sections 1.3 and 1.5 below, and with the partners in Merger Sub becoming the sole partners in the Partnership. The Partnership shall be the surviving entity of the Merger (the "Surviving Partnership"), and the separate existence of Merger Sub will cease. The Surviving Partnership shall continue its existence as a limited partnership under the laws of the State of Delaware, and its name shall continue to be "__________ Limited Partnership."

     1.2.  Certificate of Merger; Effective Time

           Upon the terms and subject to the conditions hereof, at or prior to the Closing (as defined herein), the parties shall execute a Certificate of Merger (the "Certificate of Merger") substantially in the form attached hereto as Exhibit A and
   ---------
the Partnership shall file the Certificate of Merger with the Office of the Secretary of State of the State of Delaware in accordance with the provisions of [Section 17-211(c) of the DRULPA/Section 7-13-68 (c) of the RIRULPA.] The Merger shall become effective on the time and date specified in the Certificate of Merger filed with the Secretary of State of the State of Delaware, or absent any such indication, upon acceptance of filing (the "Effective Time"). The date on which the Effective Time occurs is referred to herein as the "Effective
Date."

     1.3.  Effects of Merger

                 The Merger shall have the effects set forth in the [RIRULPA/DRULPA]. The sole general partner of the Surviving Partnership shall be HMC ___ LLC, which is the general partner of Merger Sub, until it withdraws or is removed in accordance with the partnership agreement of the Surviving Partnership, and the limited partners of the Surviving Partnership shall be HMC
___ LLC and HMC Partnership Properties LLC, the limited partners of Merger Sub. The Amended and Restated Agreement of Limited Partnership, as amended by the Amendment to Amended and Restated Agreement of Limited Partnership substantially in the form attached hereto as Exhibit B, shall be adopted as the partnership
                               ---------
agreement of the Surviving Partnership and shall continue in full force and effect after the Merger until further amended in accordance with the terms and conditions thereof and applicable Delaware law.

     1.4.  Closing

           The closing of the Merger (the "Closing") will take place at 9:00 a.m., Eastern Time, on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth herein) shall be within three business days following the record date for the distribution by Host to its shareholders of shares of common stock of Crestline Capital Corporation and the merger of Host with and into Host REIT, or such other date to which the parties may agree (the "Closing Date"), at the offices of Hogan & Hartson L.L.P., 555 13th Street, Washington, D.C. or such other place to which the parties may agree.

     1.5.  Exchange and Conversion of Partnership Interests

           At the Effective Time, the outstanding Partnership Interests in the Partnership shall be exchanged for and converted into units of limited partnership interest in the Operating Partnership without the need for any further action of the partners of the Partnership, and thereupon any certificates representing any interests in the Partnership shall be deemed canceled. Each holder of record of a Partnership Unit (including the general partner and other subsidiaries of Host REIT or the Operating Partnership) at the Effective Time shall receive in the Merger in exchange for such Partnership Unit a number of OP Units equal to the quotient determined by dividing (a) the Exchange Value (as defined below) of such Partnership Unit by (b) the OP Unit Price (as defined below). The general partner of the Partnership shall receive in the Merger in exchange for its general Partnership Interest a number of OP Units equal to the quotient determined by dividing (a) the Exchange Value (as defined below) of such Partnership Interest (determined as described in the Consent Solicitation, as defined below) by (b) the OP Unit Price (as defined below). Promptly following the twentieth (20th) trading day after the Effective Date, the Operating Partnership shall notify each such holder and the former general partner in writing of the number of OP Units that such person received in the Merger, which OP Units shall be treated for all purposes as having been received at the Effective Time. For purposes of this Agreement, (a) "Exchange Value" shall have the meaning set forth in the final Registration Statement/Consent Solicitation on Form S-4 filed with the Securities and Exchange Commission by the Operating Partnership, Host REIT and the Partnership (collectively with the appendices, exhibits, amendments and supplements thereto, the "Consent Solicitation") and shall be determined as of the Final Valuation Date (as defined in the Consent Solicitation), and (b) "OP Unit Price" shall mean the average closing price on the New York Stock Exchange (the "NYSE") of a Host REIT Common Share for the first twenty (20) trading days after the Effective Date; provided, however, if such 20-day average trading price is less than $9.50, then the "OP Unit Price" shall be equal to $9.50; and if such 20-day average trading price is greater than $15.50, then the "OP Unit Price" shall be equal to $15.50.

     1.6.  No Fractional OP Units

           The Operating Partnership will not issue any fractional OP Units upon conversion of Partnership Interests pursuant to Section 0. Fractions of an OP Unit otherwise issuable that are greater than or equal to 0.5 of an OP Unit will be rounded up to the next largest whole number of OP Units. Fractions of an OP Unit otherwise issuable that are less than 0.5 of an OP Unit will be rounded down to the next smallest whole number of OP Units.

     1.7.  No Appraisal Rights

           The holders of Partnership Interests are not entitled under applicable law to appraisal rights as a result of the Merger.

     1.8.  Approval of Limited Partners of the Partnership

           The Partnership and PGP promptly shall seek the requisite approval of the limited partners of the Partnership to the Merger and the related proposed amendments to the Partnership's partnership agreement substantially as contemplated by the Consent Solicitation as and to the extent required by the Partnership's partnership agreement and of any other matters reasonably requested by Host REIT or the Operating Partnership to effectuate the transactions contemplated by this Agreement (collectively, the "Limited Partner Approvals").

2.   REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

           The Partnership represents and warrants to Host REIT, the Operating Partnership and Merger Sub as of the date of this Agreement:

     2.1.  Organization, Good Standing and Qualification

           The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the DRULPA with partnership power and authority to own, lease and operate its properties, conduct the business in which it is engaged and perform its obligations under this Agreement. The Partnership is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Partnership and its subsidiaries (if any) taken as a whole (a "Partnership Material Adverse Effect"). The Partnership has furnished or made available to Host REIT, the Operating Partnership and Merger Sub true and complete copies of its Certificate of Limited Partnership and its partnership agreement, as amended or supplemented to the date of this Agreement.

     2.2.  Power, Authority and Enforceability

           The Partnership has the requisite partnership power and authority to enter into this Agreement and, subject to the requisite Limited Partner Approvals, to consummate the Merger and other transactions contemplated by this Agreement and each other agreement in connection therewith to which the Partnership is a party. The execution and delivery of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated by this Agreement and each other agreement in connection therewith to which the Partnership is a party have been duly authorized by all necessary action on the part of the Partnership, except for and subject to the Limited Partner Approvals. This Agreement has been duly executed and delivered by the Partnership and constitutes the legal, valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.3.  Capitalization

           The only interests in the Partnership outstanding are the Partnership Interests reflected in the Consent Solicitation, including, without limitation, the Partnership Units. All of such Partnership Interests have been duly authorized and validly issued, are fully paid and are not subject to any preemptive or similar rights. The Partnership is not a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any Partnership Interests or any options or securities convertible into Partnership Interests.

     2.4.  Noncontravention

           Except as disclosed in the Partnership SEC Documents (as defined below), the execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the Merger will not violate the partnership agreement of the Partnership as proposed to be amended and in effect as of the Effective Time substantially as described in the Consent Solicitation, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or grant to others any rights of termination, amendment, acceleration or cancellation of, any other material agreement, indenture or instrument to which the Partnership or any of its subsidiaries (if any) is a party or by which any of its property or assets of the Partnership is bound or affected, or result in a violation of any statute, law, ordinance, regulation, rule, judgment, decree or order (collectively "Laws") of any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency having jurisdiction (a "Governmental Entity") applicable to the Partnership or any of its subsidiaries (if any) or by which any of its property or assets is bound or affected, which conflict, default, grant or violation would reasonably be expected to have a Partnership Material Adverse Effect or which will be avoided by the Partnership obtaining the consent of a third party (including, without limitation, the Limited Partner Approvals) at or prior to the Effective Time.

     2.5.  Litigation

           Except as disclosed in the Partnership SEC Documents (as defined below), there is no suit, action or proceeding pending or, to the knowledge of the Partnership, threatened against the Partnership or any of its subsidiaries (if any) or of which any of its properties or assets is the subject which is not covered by insurance and which, individually or in the aggregate, if determined adversely to such party, would impair the ability of the Partnership to perform its obligations under this Agreement or to consummate the Merger on substantially the terms contemplated by this Agreement.

     2.6.  SEC Documents; Financial Statements

           The Partnership has filed all required reports, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1993 through the date hereof, including, without limitation, the Consent Solicitation (the "Partnership SEC Documents"). The Partnership SEC Documents, as of their respective filing dates, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such Partnership SEC Documents. None of the Partnership SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Partnership SEC Documents filed and publicly available prior to the date hereof and with respect to which any such statement or omission would not reasonably be expected to have a Partnership Material Adverse Effect. The consolidated financial statements of the Partnership and its consolidated subsidiaries, if any, included in the Partnership SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of the Partnership and its consolidated subsidiaries, if any, in each case taken as a whole, as of the dates thereof and the consolidated results of operations and cash flow for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     2.7.  No Material Adverse Changes

           Since the date of the Partnership's most recent financial statements included in the Consent Solicitation, there has not been (i) any material adverse change in the business, financial condition or results of operations of the Partnership and its subsidiaries (if any) taken as a whole (a "Partnership Material Adverse Change"), nor has there been any occurrence or circumstance affecting the Partnership or any of its subsidiaries (if any) that with the passage of time would reasonably be expected to result in a Partnership Material Adverse Change, or (ii) any damage, destruction or loss, whether or not covered by insurance that has had or would reasonably be expected to have a Partnership Material Adverse Effect, or (iii) any change in accounting methods, principles or practices by the Partnership materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Partnership SEC Documents or required by a change in GAAP.

     2.8.  Title to Properties; Encumbrances

           The Partnership and its subsidiaries (if any) have good and marketable fee simple title or leasehold title, as applicable, to all real property (the "Partnership Properties") identified in the Consent Solicitation as being owned or leased by the Partnership, in each case free and clear of all imperfections in title, easements, liens, mortgages, security interests, and other encumbrances ("Encumbrances") except for mortgages and security interests securing indebtedness reflected in the Consent Solicitation or Encumbrances which do not materially detract from the current use of the Partnership Properties or would not have a Partnership Material Adverse Effect.

     2.9.  Compliance with Laws and Material Agreements

           Except as disclosed in any Partnership SEC Reports and except for violations, noncompliances, defaults which would not reasonably be expected to have a Partnership Material Adverse Effect, neither the Partnership nor any of its subsidiaries (if any) (i) has violated or failed to comply with any applicable Law of any Governmental Entity or (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.

     2.10. Environmental Compliance

           Except as disclosed in the Partnership SEC Documents, to the Partnership's knowledge, (i) neither the Partnership nor any other Person (as defined below) has caused or permitted the unlawful presence of any Hazardous Materials (as defined below) on any of the Partnership Properties or any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Partnership Properties as a result of any construction on or operation and use of such Partnership Properties and (ii) none of the Partnership Properties, the Partnership or any of its subsidiaries (if any) have failed to comply in all material respects with all Environmental Laws (as defined below), which presence, occurrence or failure would have a Partnership Material Adverse Effect.

           For the purposes of this Agreement, "Hazardous Materials" means any of the following on, under from or affecting the Partnership Properties (as defined herein) or any soil, water, vegetation, buildings, personal property, persons or animals located thereon or any neighboring areas: asbestos-containing materials, polychlorinated biphenyls, flammable materials, explosives, radioactive materials, petroleum products and any materials, wastes, substances, or chemicals that are deemed hazardous, toxic, a pollutant or a contaminant under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) the Hazardous Materials
                                          ------
Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource
                                                        -- ---
Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et
                                                                           --
seq.), in the regulations adopted or publications promulgated pursuant thereto,
---
or in any other applicable Laws of any Governmental Entity in effect on the date hereof relating to protection of public health, safety or the environment (each such law, ordinance, rule or regulation, an "Environmental Law"). For purposes of this Agreement, "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other form of business or legal entity.

     2.11.  Voting Requirements

            The affirmative consent of the limited partners as described in the Consent Solicitation constitutes the Limited Partner Approvals and is the only partnership consent necessary to approve this Agreement and Merger that has not been obtained on or prior to the Effective Time.

     2.12.  Fairness Opinion

            The Partnership has received the opinion of American Appraisal Associates substantially in the form of Appendix B to the Consent Solicitation.

3. REPRESENTATIONS AND WARRANTIES OF HOST REIT, THE OPERATING PARTNERSHIP AND MERGER SUB

            Host REIT, the Operating Partnership and Merger Sub represent and warrant to the Partnership as of the date of this Agreement:

     3.1.   Organization, Good Standing and Qualification

            Host REIT has been duly formed and is validly existing as a corporation in good standing under the Maryland General Corporation Law (the "MGCL") with corporate power and authority to own, lease and operate its properties, conduct the business in which it is engaged and perform its obligations under this Agreement. Each of the Operating Partnership and Merger Sub has been duly formed and is validly existing as a limited partnership in good standing under the DRULPA with partnership power and authority to own, lease and operate its properties, conduct the business in which it is engaged and perform its obligations under this Agreement. Each of Host

REIT, the Operating Partnership and Merger Sub is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Host REIT, the Operating Partnership and their respective subsidiaries taken as a whole (a "Host Material Adverse Effect"). Host REIT has furnished or made available to the Partnership true and complete copies of its Articles of Incorporation and Bylaws, as amended or supplemented to the date of this Agreement. As of the Effective Time, Host REIT's Articles of Incorporation and Bylaws and the Operating Partnership's partnership agreement shall be substantially in the forms of the Amended and Restated Articles of Incorporation, the Bylaws and the Amended and Restated Agreement of Limited Partnership, as amended by the Amendment to the Amended and Restated Agreement of Limited Partnership, included as exhibits to the Consent Solicitation. Each of the Operating Partnership and Merger Sub has furnished or made available to the Partnership true and complete copies of its Certificate of Limited Partnership and its partnership agreement, as amended or supplemented to the date of this Agreement.

     3.2.   Power, Authority and Enforceability

            Each of Host REIT, the Operating Partnership and Merger Sub has the requisite corporate or partnership power and authority to enter into this Agreement and, subject to obtaining certain approvals of their Board of Directors, stockholders or partners relating to the REIT Conversion (other than the Merger) (the "REIT Conversion Approvals"), to consummate the Merger and other transactions contemplated by this Agreement and each other agreement in connection therewith to which Host REIT, the Operating Partnership or Merger Sub, as the case may be, is a party. The execution and delivery of this Agreement by each of Host REIT, the Operating Partnership and Merger Sub and the consummation by each of Host REIT, the Operating Partnership and Merger Sub of the transactions contemplated by this Agreement and each other agreement in connection therewith to which Host REIT, the Operating Partnership or Merger Sub, as the case may be, is a party have been duly authorized by all necessary action on the part of Host REIT, the Operating Partnership and Merger Sub, as the case may be, except for and subject to the REIT Conversion Approvals. This Agreement has been duly executed and delivered by each of Host REIT, the Operating Partnership and Merger Sub and constitutes the legal, valid and binding agreement of each of Host REIT, the Operating Partnership and Merger Sub enforceable against each of Host REIT, the Operating Partnership and Merger Sub in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.3.  Capitalization; Notes

           (a) As of the date of this Agreement, the authorized capitalization of Host REIT and the Operating Partnership are as described in the Consent Solicitation.

           (b) All outstanding Common Shares of Host REIT have been duly authorized, validly issued, fully paid and are nonassessable and not subject to any preemptive or similar rights, and any Common Shares that may be issued pursuant to Section 0 hereof in exchange for OP Units issued in the Merger have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable.

           (c) All outstanding OP Units have been duly authorized and validly issued, are fully paid and are not subject to any preemptive or similar rights, and the OP Units to be issued by the Operating Partnership in the Merger pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued and fully paid.

           (d) Any Notes that may be issued by the Operating Partnership pursuant to Section 0 hereof in exchange for OP Units issued in the Merger have been duly authorized for issuance, and upon issuance, when duly authenticated and delivered by the Trustee in the manner provided for in the Indenture, will constitute valid and binding obligations of the Operating Partnership, entitled to the benefits of the Indenture and will be enforceable against the Operating Partnership in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.4.  Noncontravention

           Except as disclosed in the Host SEC Documents (as defined below), the execution, delivery and performance of this Agreement by each of Host REIT, the Operating Partnership and Merger Sub and the consummation by each of Host REIT, the Operating Partnership and Merger Sub of the Merger will not violate the Articles of Incorporation or Bylaws of Host REIT or the partnership agreement of the Operating Partnership or Merger Sub as in effect on the date hereof or as proposed to be amended and in effect as of the Effective Time substantially as described in the Consent Solicitation, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or grant to others any rights of termination, amendment, acceleration or cancellation of, any other material agreement, indenture or instrument to which any of Host REIT, the Operating Partnership, Merger Sub or any of their respective subsidiaries is a party or by which any of its property or assets is bound or affected, or result in a violation of any Law of any Governmental Entity applicable to any of Host REIT, the Operating Partnership or Merger Sub or any of their respective subsidiaries or by which any of its property or assets is bound or affected, which conflict, default, grant or violation would reasonably be expected to have a Host Material Adverse Effect or which will be avoided by Host REIT, the Operating Partnership, Merger Sub or Host obtaining the consent of a third party (including, without limitation, the REIT Conversion Approvals) at or prior to the Effective Time.

     3.5.  Litigation

           Except as disclosed in the Host SEC Documents (as defined below), there is no suit, action or proceeding pending or, to the knowledge of any of Host REIT, the Operating Partnership or Merger Sub, threatened against any of Host REIT, the Operating Partnership, Merger Sub or any of their respective subsidiaries or of which any of its properties or assets is the subject which is not covered by insurance and which, individually or in the aggregate, if determined adversely to such party, would impair the ability of any of Host REIT, the Operating Partnership or Merger Sub to perform its obligations under this Agreement or to consummate the Merger on substantially the terms contemplated by this Agreement.

     3.6.  SEC Documents; Financial Statements

           Each of Host REIT, the Operating Partnership and Host has filed all required reports, forms, statements and other documents with the SEC since January 1, 1993 through the date hereof, including, without limitation, the Consent Solicitation (the "Host SEC Documents"). The Host SEC Documents, as of their respective filing dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Host SEC Documents. None of the Host SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Host SEC Documents filed and publicly available prior to the date hereof and with respect to which any such statement or omission would not reasonably be expected to have a Host Material Adverse Effect. The consolidated financial statements of Host REIT, the Operating Partnership and Host and their consolidated subsidiaries included in the Host SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of Host REIT, the Operating Partnership, Host and their consolidated subsidiaries, in each case taken as a whole, as of the dates thereof and the consolidated results of operations and cash flow for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3.7.  No Material Adverse Changes

           Since the date of the most recent financial statements of Host REIT and the Operating Partnership included in the Consent Solicitation, there has not been any material adverse change in the business, financial condition or results of operations of Host REIT, the Operating Partnership and their subsidiaries taken as a whole (a "Host Material Adverse Change"), nor has there been any occurrence or circumstance affecting Host REIT, the Operating Partnership or any of their subsidiaries that with the passage of time would reasonably be expected to result in a Host Material Adverse Change.

     3.8.  Compliance with Laws and Material Agreements

           Except as disclosed in any Host SEC Reports and except for violations, noncompliances and defaults which would not reasonably be expected to have a Host Material Adverse Effect, none of Host REIT, the Operating Partnership, Merger Sub or any of their subsidiaries (i) has violated or failed to comply with any applicable Law of any Governmental Entity or (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default under any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.

     3.9.  NYSE Listing of Common Shares

          The Common Shares reserved for issuance under Section 0 hereof in exchange for OP Units issued in the Merger and the Common Shares reserved for issuance upon redemption of OP Units issued in the Merger have been approved for listing on the NYSE, subject to official notice of issuance.

4.   COVENANTS

     4.1.  Conduct of Business by the Partnership

           From the date of this Agreement to the Effective Time, except as required in connection with the Merger and the other transactions contemplated by this Agreement or unless the Partnership obtains prior written consent from Host REIT or the Operating Partnership in each instance, the Partnership will:

           (a) Carry on its business as currently conducted and only in the usual and ordinary course, and make no amendment (except as contemplated in the Consent Solicitation) to its partnership agreement;

           (b) Use its reasonable efforts to preserve its business organization intact, to continue to operate the Partnership Properties in a good and businesslike fashion consistent with past practices and to maintain the Partnership Properties in good working order and condition in a manner consistent with past practice;

           (c) Not incur any material liability or make any material commitment or enter into any other material transaction except in the ordinary and usual course of business or pursuant to contracts existing on the date hereof;

           (d) Not issue any Partnership Interests or options or rights to purchase Partnership Interests and not purchase any of its Partnership Units;

           (e) Not organize any subsidiary and not acquire or enter into an agreement to acquire, by merger, consolidation or purchase of stock, interests or assets, any business or entity; and

           (f) Not enter into, modify, amend or terminate any material agreement with respect to any of the Partnership Properties, other than in the ordinary course of business or pursuant to contracts existing on the date hereof, which would encumber or be binding upon the Partnership Properties from and after the Effective Time.

      4.2. Reasonable Efforts; Further Assurances; Cooperation; Notification; Tax Treatment and Reporting

           Each of the parties shall use its commercially reasonable efforts to take, or cause to be taken or do, or cause to be done, all things necessary, proper or advisable under applicable law to obtain all required regulatory approvals and shall cooperate fully with each other and their respective officers, trustees, directors, general partners, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of its obligations under this Agreement. Each party shall do such things as may be reasonably requested by the other parties in order to more effectively consummate the Merger and the other transactions contemplated by this Agreement, including, without limitation:

           (a) The Partnership, Host REIT and the Operating Partnership shall promptly make their respective required material filings and submissions with Governmental Entities and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable material Laws to (i) comply in all material respects with the provisions of the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act"), if applicable, and (ii) obtain any other required material consent or approval of any third party or any Governmental Entity necessary to perform their respective obligations under this Agreement.

           (b) The Partnership, Host REIT and the Operating Partnership shall cooperate and keep each other informed regarding (i) any required HSR Act filings, if required, and (ii) all filings with the SEC.

           (c) If any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated by this Agreement or seeks damages in connection therewith, the parties shall cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Merger or any of the other transactions contemplated by this Agreement.

           (d)   Each party shall give prompt written notice to the others of
(i) the occurrence, or failure to occur, of any event which occurrence or failure would reasonably be expected to cause any representation or warranty of the Partnership, Host REIT, the Operating Partnership or Merger Sub, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or that will or is reasonably expected to result in the failure to satisfy any of the conditions specified in Article 5 and (ii) any failure of the Partnership, Host REIT, the Operating Partnership or Merger Sub, as the case may be, to comply in any material respect with any covenant or other agreement to be compiled with under this Agreement.

           (e) Each party shall treat the Merger for federal income tax purposes (including, without limitation, each party's tax reporting requirements) as a contribution by the current holders of Partnership Interests of such Partnership Interests to the Operating Partnership in exchange for OP Units in a transaction in which no gain is recognized by such holders of Partnership Interests under either

Section 721 or Section 707 of the Code (other than as may be required under Section 731 by reason of Section 752).

     4.3.  Limitation on Distributions by Host and Host REIT

          From the date of this Agreement to the Effective Date, Host and Host REIT shall limit aggregate distributions (including, without limitation, the Initial E&P Distribution (as defined in the Consent Solicitation)) to Host's common stockholders or Host REIT's common stockholders (including for such purpose the Blackstone Entities' share (if any) of such distributions) to an amount (or value of securities or other property, as determined in good faith by the Board of Directors of Host or Host REIT) equal to the product of (a) $2.50 multiplied by (b) the sum of the number of shares of Host (or Host REIT) common stock outstanding on the record date for the Initial E&P Distribution and, if the Blackstone Acquisition (as defined in the Consent Solicitation) is consummated, the number of OP Units issued to the Blackstone Entities (as defined in the Consent Solicitation).

5.   CONDITIONS TO CLOSING

     5.1.  Conditions to Each Party's Obligations

           The obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur at the Effective Time shall be subject to satisfaction at or prior to the Effective Time of the following conditions:

           (a)   The Limited Partner Approvals shall have been obtained.

           (b) No Law shall have been enacted by any Governmental Entity that makes the consummation of the Merger or any other material transaction contemplated by this Agreement illegal.

           (c) At the Effective Time, no temporary restraining order, preliminary or permanent injunction or other order, legal restraint or prohibition issued by any Governmental Entity preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect.

           (d) Host REIT's Common Shares shall have been listed on the NYSE and the Common Shares reserved for issuance under Section 0 hereof in exchange for OP Units issued in the Merger and the Common Shares reserved for issuance upon redemption of OP Units issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

           (e) Shareholders owning at least 66 2/3% of the outstanding shares of Host's common stock shall have approved the merger of Host into Host REIT and such merger shall have been consummated.

           (f) Host's Board of Directors shall have determined, based upon the advice of counsel, that Host REIT can elect to be treated as a REIT for federal income tax purposes effective no later than the first full taxable year commencing after the REIT Conversion is completed, and Host REIT shall have received an opinion of counsel substantially in the form of Appendix D to the Consent Solicitation and to the effect set forth therein.

           (g) Host shall not have determined, in its discretion, that the United States Congress has enacted legislation, or proposed legislation with a reasonable possibility of being enacted, that would have the effect of (i) substantially impairing the ability of Host REIT to qualify as a REIT or the Operating Partnership to qualify as a partnership, (ii) substantially increasing the federal tax liabilities of Host REIT resulting from the REIT Conversion or
(iii) substantially reducing the expected benefits to Host REIT resulting from the REIT Conversion.

           (h) [FOR MHP ONLY] The consent of R/V-C Association to all actions deemed necessary and appropriate by Host REIT and the Operating Partnership shall have been received.

     5.2.  Conditions to Obligations of the Partnership

           The obligations of the Partnership to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur at the Effective Time shall be subject to satisfaction at or prior to the Effective Time of each of the following further conditions, except to the extent that a failure to fulfill any such condition would not reasonably be expected to have a Host Material Adverse Effect:

           (a) The representations and warranties of Host REIT, the Operating Partnership and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent such representation or warranty is expressly limited by its terms to another date.

           (b) Host REIT, the Operating Partnership and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

           (c) Since the date of this Agreement, there shall have been no Host Material Adverse Change.

           (d) All consents, authorizations, orders and approvals of (or filing or registration with) any Governmental Entity required in connection with the consummation of the Merger, the other transactions contemplated by this Agreement and the REIT Conversion shall have been obtained and any applicable waiting period under the HSR Act shall have expired or been terminated.

           (e) All required third-party consents to the Mergers and the REIT Conversion, including consents to transfer material operating licenses and permits and management agreements, shall have been received.

     5.3. Conditions to Obligations of Host REIT, the Operating Partnership and Merger Sub

           The obligations of Host REIT, the Operating Partnership and Merger Sub to effect the Merger and to consummate the other transactions contemplated by this Agreement to occur at the Effective Time shall be subject to satisfaction at or prior to the Effective Time of each of the following further conditions, except to the extent that a failure to fulfill any such condition would not reasonably be expected to have a Partnership Material Adverse Effect, or, as to subparagraphs (d) and (e) below, a Host Material Adverse Effect:

           (a) The representations and warranties of the Partnership set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made on and as of the Effective Time, except to the extent such representation or warranty is expressly limited by its terms to another date.

           (b) The Partnership shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

           (c) Since the date of this Agreement, there shall have been no Partnership Material Adverse Change.

           (d) All consents, authorizations, orders and approvals of (or filing or registration with) any Governmental Entity required in connection with the consummation of the Merger, the other transactions contemplated by this Agreement and the REIT Conversion shall have been obtained and any applicable waiting period under the HSR Act shall have expired or been terminated.

           (e) All required third-party consents to the Mergers and the REIT Conversion, including consents to transfer material operating licenses and permits and management agreements, shall have been received.

6.   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

     6.1.  Termination

           This Agreement may be terminated at any time prior to the Effective Time, whether before or after the limited partners of the Partnership have approved the Merger or the Certificate of Merger has been filed with the [Rhode Island/Delaware] Secretary of State (provided the Effective Time has not yet occurred):

           (a) by mutual written consent of the parties hereto;

           (b) by either the Operating Partnership or the Partnership, if the Merger shall not have been consummated by June 30, 1999; provided, however, that a party may not terminate pursuant to this clause (b) if the terminating party shall have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause.

     6.2.  Expenses

           The Operating Partnership shall pay all costs and expenses of the parties in connection with the Merger and the other transactions contemplated by this Agreement.

     6.3.  Amendment

           This Agreement may be amended by the parties in writing by action of their respective Board of Trustees or general partner at any time before or after any Limited Partner Approvals are obtained and prior to the Effective Time; provided, however, that, after the Limited Partner Approvals are obtained, no such amendment shall be made which by law requires the further approval of the limited partners of the Partnership with obtaining such further approval.

     6.4.  Extension; Waiver

           At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 6.3 and to the extent lawful, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and then only to the extent expressly specified therein. No delay or failure of any party to this Agreement to exercise or assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

7.   RIGHT TO EXCHANGE OP UNITS WITH HOST REIT FOR COMMON SHARES

     7.1.  Right to Exchange OP Units for Common Shares

           Host REIT agrees that each holder of a Partnership Interest who receives OP Units in the Merger (other than any subsidiary of Host REIT or the Operating Partnership) shall have the right to exchange all, but not less than all, of the OP Units received in the Merger with Host REIT for an equal number of Common Shares (the "Common Shares Election"). If such holder makes the Common Shares Election by properly completing and delivering to Host REIT the OP Unit Exchange Election Form (as defined in the Consent Solicitation), and does not revoke such election by written notice to Host REIT, at any time prior to the end of the Election Period (as defined in the Consent Solicitation), then, immediately following the twentieth (20th) trading day after the Effective Date, such OP Units shall be tendered (or deemed tendered) to Host REIT in exchange for an equal number of Common Shares. Promptly following the twentieth (20th) trading day after the Effective Date (but no more than seven business days after such twentieth business day), Host REIT shall deliver or cause to be delivered to such holder or his designee the certificates representing the Common Shares issued to such holder pursuant to the Common Shares Election. The offer by Host REIT pursuant to this Section 7.1 and the obligations of Host REIT arising therefrom are separate and independent from the Merger and the obligations of the Operating Partnership in connection therewith, and the Operating Partnership shall have no obligations under or with respect to the Common Shares Election, and any breach by Host REIT of such obligations shall not affect the validity of the Merger or the issuance of the OP Units in connection therewith. Each recipient of OP Units in the Merger shall be considered to be a partner in the Operating Partnership for the period from the Effective Time of the Merger until the Common Shares are delivered, with all rights and burdens of a partner for such period (including a right to distributions made by the Operating Partnership to partners of record during such period, a right to vote on any matters presented to the partners of the Operating Partnership during such period, and an allocation of income or loss from the Operating Partnership with respect to the OP Units for such period).


8. RIGHT TO EXCHANGE OP UNITS WITH THE OPERATING PARTNERSHIP FOR NOTES; FAILURE TO MAKE COMMON SHARE ELECTION OR NOTE ELECTION

     8.1.  Right to Exchange OP Units for Notes

           The Operating Partnership agrees that each holder of a Partnership Interest who receives OP Units in the Merger (other than any subsidiary of Host REIT or the Operating Partnership) shall have the right to exchange all, but not less than all, of the OP Units received in the Merger for a Note (the "Note Election"). If a holder makes the Note Election by properly completing and delivering to the Operating Partnership the OP Unit Exchange Election Form (as defined in the Consent Solicitation) and does not revoke such election by written notice to the Operating Partnership, at any time prior to the end of the Election Period (as defined in the Consent Solicitation), then, immediately following the twentieth (20th) trading day after the Effective Date, such OP Units shall be tendered (or deemed tendered) to the Operating Partnership in exchange for Notes. The principal amount of each Note shall be equal to the Note Election Amount (as defined in and determined as described in the Consent Solicitation) of such holder's Partnership Units as of the Final Valuation Date and the other terms of the Notes shall be as described in the Consent Solicitation. The Notes shall be issued pursuant to an indenture qualified under the Trust Indenture Act of 1939, as amended, substantially in the form of the indenture included as an exhibit to the Consent Solicitation. Promptly following the twentieth (20th) trading day after the Effective Date (but no more than seven business days after such twentieth business day), the Operating Partnership shall deliver or cause to be delivered to such holder or his designee the Note issued to such holder pursuant to the Note Election. Host REIT shall have no obligations under the Note Election. The obligations of the Operating Partnership pursuant to this
Section 8.1 are separate and independent from the Merger and the obligation of the Operating Partnership in connection therewith, and any breach by the Operating Partnership of such obligation shall not affect the validity of the Merger or the issuance of the Units in connection therewith.

     8.2.  Failure to Make Common Shares Election or Note Election

           Any holder of a Partnership Interest receiving OP Units in the Merger who does not timely and properly exercise either the Common Shares Election or the Note Election pursuant to Section 7.1 or Section 8.1 shall be deemed to have elected to retain the OP Units received in the Merger, and shall not be entitled to tender such OP Units to Host REIT for Common Shares or to the Operating Partnership for Notes pursuant to Section 7.1 or Section 8.1.

9.   MISCELLANEOUS

     9.1.  Notices

           All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                 (a)   if to the Partnership, to:

                              [PARTNERSHIP]
                              10400 Fernwood Road
                              Bethesda, MD 20817
                              Attention:  Christopher G. Townsend
                              Facsimile:  (301) 380-7574

                 (b)   if to Host REIT, the Operating
                       Partnership or Merger Sub to:

                              Host Marriott, L.P.
                              10400 Fernwood Road
                              Bethesda, MD 20817
                              Attention:  Christopher G. Townsend
                              Facsimile:  (301) 380-7574

                       with a copy (which shall not constitute notice) to:

                              Hogan & Hartson L.L.P.
                              555 13th Street, N.W.
                              Washington, D.C. 20004
                              Attention:  J. Warren Gorrell, Jr.
                              Bruce W. Gilchrist
                              Facsimile:  (202) 637-5910

           All notices shall be deemed given only when actually received.

     9.2.  Assignment and Binding Effect

           This Agreement and the rights and obligations of the parties hereunder may not be assigned by any party without the prior written consent of the other party hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     9.3.  Governing Law

           This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

     9.4.  Severability

           If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

     9.5.  Further Assurances

           In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate or reasonably requested by another party to effectuate and perform the provisions of this Agreement and such transactions.

     9.6.  Exculpation

           This Agreement shall not impose any personal liability on any shareholder, trustee, officer, employee or agent of Host REIT, and all Persons shall look solely to the property of Host REIT for the payment of any claim hereunder or for the performance of this Agreement. This Agreement also shall impose no liability on any partner of the Partnership in the event the Operating Partnership or Merger Sub suffers a loss as the result of an inaccuracy in any representation or warranty made by the Partnership herein. None of Host REIT, the Operating Partnership or Merger Sub shall have any recourse against any of the partners of the Partnership in the event they suffer a loss as a result of any inaccuracy in any representations and warranties contained herein.

     9.7.  Counterparts

           To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                           [Signatures on Next Page]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger, or have caused this Agreement and Plan of Merger to be duly executed on their behalf, as of the day and year first above written.


                                       HMC MERGER CORPORATION



                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                       HOST MARRIOTT, L.P.

                                       By: HMC Real Estate LLC, its sole general
                                           partner



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                       [MERGER SUB]

                                       By:        , its sole general partner


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                       [PARTNERSHIP]

                                       By:        , its sole general partner


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


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